UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 28, 2013, Affirmative Insurance Company (“AIC”), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (the “Registrant”) entered into a Quota Share Reinsurance Contract (the “QS Agreement”) with Greenlight Reinsurance, LTD (the “Reinsurer”) and an Addendum No. 1 to the QS Agreement (the “Addendum”), both effective March 31, 2013. The QS Agreement provides 40.00% quota share reinsurance for all business produced by AIC in the states of Alabama, Illinois, Louisiana and Texas with respect to losses occurring on or after March 31, 2013, under private passenger automobile physical damage and liability policies: (i) in force as of March 31, 2013, or (ii) written or renewed on or after March 31, 2013. The reinsurance coverage is subject to the terms and limitations set forth in the QS Agreement, and includes business assumed as 100.00% quota share reinsurance from the Registrant’s affiliated insurance companies. The term of the QS Agreement is indefinite, but may be terminated by either party on any January 1 upon the giving of 75 days’ prior written notice to the other party.

The Addendum addresses certain business which AIC assumed as reinsurance from a Texas county mutual insurance company (the “county mutual”) on policies produced by one of AIC’s general agents up to and including December 31, 2012. Effective January 1, 2013, AIC terminated its reinsurance of the county mutual and the Reinsurer entered into a 100% quota share reinsurance agreement with the county mutual covering the policies produced by AIC’s general agent. The Reinsurer’s 100% quota share agreement with the county mutual is incorporated as part of the Addendum. The Addendum modifies certain terms and conditions of the QS Agreement to effect the intention of AIC and the Reinsurer that the same risks and benefits of the reinsurance arrangement with the county mutual that AIC assumed up to and including December 31, 2012, continue to be retained by AIC.

As compensation for the foregoing reinsurance arrangement, AIC shall cede to Reinsurer 40.00% of the unearned portion of the gross net written premium income applicable to policies in force as of March 31, 2013, and 40.00% of its gross net written premium income thereafter. AIC shall be entitled to a provisional adjustable ceding commission of 29.50% of the gross net written premium income ceded under the QS Agreement. The foregoing ceding commission may be decreased down to 22.00% or be increased to up to 36.47% of the gross net written premium income ceded under the QS Agreement based upon the ratio of losses incurred to net premiums earned.

Notwithstanding the otherwise binding nature of the QS Agreement, the QS Agreement provides that in the event AIC fails to obtain the Illinois Department of Insurance’s approval of the reinsurance arrangement set forth in the QS Agreement by May 15, 2013, the QS Agreement will be deemed null and void since its inception and any amounts previously paid to either party under said agreement shall be returned. AIC has initiated the process of obtaining approval of the QS Agreement from the Illinois Department of Insurance.

The descriptions of the terms of the QS Agreement and Addendum as set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text thereof, including exhibits, true and correct copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Automobile Quota Share Reinsurance Contract between Greenlight Reinsurance, LTD and Affirmative Insurance Company, effective March 31, 2013.

10.2	Addendum No. 1 to the Automobile Quota Share Reinsurance Contract between Greenlight Reinsurance, LTD and Affirmative Insurance Company, effective March 31, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: April 3, 2013	By:	/s/ Joseph G. Fisher
	Name:	Joseph G. Fisher
	Title:	Executive Vice President and General Counsel